Exhibit 5.1

March 20, 2018

Elbit Systems Ltd.
Advanced Technology Center
Haifa, 31053 Israel

Ladies and Gentlemen:

I have acted as counsel to Elbit Systems Ltd., a corporation incorporated under the laws of Israel (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, relating to the offering of up to 1,000,000 Ordinary Shares (the "Offered Shares"), par value NIS 1.0 per share ("Ordinary Shares"), to certain employees of the Company and its wholly-owned subsidiaries issuable upon exercise of options that may from time to time after the date hereof be granted by the Company under the Elbit Systems Ltd. 2018 Equity Incentive Plan for Executive Officers (the "Plan").

In my capacity as counsel to the Company, I have examined originals or copies, satisfactory to me, of the Company's (i) Memorandum of Association, (ii) Restated Articles of Association, and (iii) resolutions of the Company's Board of Directors. I have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies or facsimiles. As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates of officers or other representatives of the Company. As an attorney admitted to practice law in the State of Israel, the opinion expressed herein is expressly limited to the laws of the State of Israel. Please note that I am Executive Vice President, Chief Compliance Officer and Senior Counsel of the Company.

Elbit Systems Ltd.
March 20, 2018

On the basis of the foregoing, I am of the opinion that the Offered Shares, when issued and paid for in accordance with the Plan and the options issued thereunder upon exercise of which the Offered Shares become issuable, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ David Block Temin
David Block Temin, Advocate
Executive Vice President Chief Compliance Officer and Senior Counsel